Exhibit 99.1
FOR IMMEDIATE RELEASE

ANNALY CAPITAL MANAGEMENT, INC. REPORTS 1st QUARTER 2016 RESULTS

●	GAAP net loss of ($868.1) million, ($0.96) per average common share
●	Normalized core earnings of $0.30 per average common share
●	Common stock book value per share of $11.61, economic leverage of 6.2:1
●	Credit investment portfolio increases to 25% of stockholders’ equity
●	Share repurchases totaling $217.0 million since November 2015
●	Strategic diversification strategy continues with agreement to acquire Hatteras Financial Corp. for $1.5 billion

NEW YORK--(BUSINESS WIRE)—May 4, 2016-- Annaly Capital Management, Inc. (NYSE: NLY) (the “Company”) today announced its financial results for the quarter ended March 31, 2016.

“Amidst one of the most volatile quarters in history and global fixed income yield levels reaching all-time lows, Annaly’s diversified platform once again delivered stable, normalized core earnings and an attractive return on equity for our shareholders,” commented Kevin Keyes, Chief Executive Officer and President.

Subsequent to the first quarter on April 11th, 2016, Annaly agreed to acquire Hatteras Financial Corp. for aggregate consideration of approximately $1.5 billion.  “The Hatteras transaction is the largest mortgage REIT M&A deal ever,” Mr. Keyes remarked. “This acquisition enhances the scale and diversification of Annaly’s investment platform, is accretive to both earnings and book value and further solidifies our position as the industry’s leading hybrid mortgage REIT.”

Financial Performance

The following table summarizes certain key performance indicators as of and for the quarters ended March 31, 2016, December 31, 2015, and March 31, 2015:

	March 31, 2016	December 31, 2015	March 31, 2015
Book value per common share	$11.61	$11.73	$12.88
Economic leverage at period-end (1)	6.2:1	6.0:1	5.7:1
GAAP net income (loss) per common share	$(0.96)	$0.69	$(0.52)
Normalized core earnings per common share (2)	$0.30	$0.31	$0.34
Annualized return (loss) on average equity	(29.47%)	22.15%	(14.41%)
Annualized normalized core return on average equity (2)	9.91%	10.30%	10.34%
Normalized net interest margin (2) (3)	1.54%	1.71%	1.68%
Normalized net interest spread (2)	1.27%	1.37%	1.32%
Normalized average yield on interest earning assets (2)	3.00%	3.05%	2.96%
(1)
Computed as the sum of recourse debt, TBA derivative notional outstanding and net forward purchases of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing and Convertible Senior Notes. Securitized debt, participation sold and mortgages payable are non-recourse to the Company and are excluded from this measure.

(2)	Adjusted to reflect the effect of the premium amortization adjustment (“PAA”) due to quarter-over-quarter changes in long-term constant prepayment rates (“CPR”) estimates.
(3)
Represents the sum of the Company’s annualized normalized economic net interest income (inclusive of interest expense on interest rate swaps used to hedge cost of funds) plus TBA dollar roll income (less interest expense on swaps used to hedge dollar roll transactions) divided by the sum of its average interest earning assets plus average outstanding TBA derivative balances. Average interest earning assets reflects the average amortized cost of our investments during the period.

The Company reported a GAAP net loss for the quarter ended March 31, 2016 of ($868.1) million, or ($0.96) per average common share, compared to GAAP net income of $669.7 million, or $0.69 per average common share, for the quarter ended December 31, 2015, and a GAAP net loss of ($476.5) million, or ($0.52) per average common share, for the quarter ended March 31, 2015. The decrease for the quarter ended March 31, 2016 compared to each of the quarters ended December 31, 2015 and March 31, 2015 is primarily due to unfavorable changes in realized and unrealized gains (losses) on interest rate swaps.
The Company’s non-GAAP normalized metrics reflect the premium amortization adjustment representing the quarter-over-quarter change in estimated long-term CPR.  In accordance with GAAP, the Company recognizes income under the retrospective method on a substantial portion of its Residential Investment Securities classified as available-for-sale. Premiums and discounts associated with the purchase of Residential Investment Securities are amortized or accreted into income over the remaining projected lives of the securities. Using a third-party supplied model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the investment is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.  The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with the retrospective method.

The following table illustrates the impact of quarter-over-quarter adjustments to long-term CPR estimates on premium amortization expense for the quarters ended March 31, 2016, December 31, 2015, and March 31, 2015:

	March 31, 2016	December 31, 2015	March 31, 2015
	(dollars in thousands)
Premium amortization expense	$355,671	$159,720	$284,777
Less: PAA cost (benefit)	168,408	(18,072)	87,883
Premium amortization expense exclusive of PAA	$187,263	$177,792	$196,894

	March 31, 2016	December 31, 2015	March 31, 2015
	(per common share)
Premium amortization expense	$0.38	$0.17	$0.30
Less: PAA cost (benefit)	0.19	(0.02)	0.09
Premium amortization expense exclusive of PAA	$0.19	$0.19	$0.21

Normalized core earnings for the quarter ended March 31, 2016 were $291.8 million, or $0.30 per average common share, compared to $311.1 million, or $0.31 per average common share, for the quarter ended December 31, 2015, and $342.0 million, or $0.34 per average common share, for the quarter ended March 31, 2015. Normalized core earnings decreased during the quarter ended March 31, 2016 compared to the quarter ended December 31, 2015 on higher borrowing costs and lower dollar roll income, partially offset by higher interest income generated by the commercial investment portfolio. Normalized core earnings declined during the quarter ended March 31, 2016 compared to the quarter ended March 31, 2015 due to a reduction in normalized interest income earned on lower Residential Investment Securities balances, partially offset by increased interest income on a larger commercial investment portfolio during the quarter ended March 31, 2016.

The following table presents a reconciliation between GAAP net income (loss), and non-GAAP core earnings and normalized core earnings for the quarters ended March 31, 2016, December 31, 2015, and March 31, 2015.

	For the quarters ended
	March 31, 2016	December 31, 2015	March 31, 2015
	(dollars in thousands)
GAAP net income (loss)	$(868,080)	$669,666	$(476,499)
Less:
Realized (gains) losses on termination of interest rate swaps	-	-	226,462
Unrealized (gains) losses on interest rate swaps	1,031,720	(463,126)	466,202
Net (gains) losses on disposal of investments	1,675	7,259	(62,356)
Net (gains) losses on trading assets	(125,189)	(42,584)	6,906
Net unrealized (gains) losses on financial instruments measured at fair value through earnings	(128)	62,703	33,546
Net (income) loss attributable to noncontrolling interest	162	373	90
Plus:
TBA dollar roll income (1)	83,189	94,914	59,731
Core earnings (2)	123,349	329,205	254,082
Premium amortization adjustment cost (benefit)	168,408	(18,072)	87,883
Normalized core earnings	$291,757	$311,133	$341,965
GAAP net income (loss) per average common share	$(0.96)	$0.69	$(0.52)
Core earnings per average common share	$0.11	$0.33	$0.25
Normalized core earnings per average common share	$0.30	$0.31	$0.34

(1)	Represents a component of Net gains (losses) on trading assets.
(2)
Core earnings is defined as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and financial instruments measured at fair value through earnings, net gains and losses on trading assets, impairment losses, net income (loss) attributable to noncontrolling interest, and certain other non-recurring gains or losses, and inclusive of dollar roll income (a component of Net gains (losses) on trading assets). Normalized core earnings presents the Company’s core earnings adjusted to reflect the effect of the PAA.

Normalized net interest margin for the quarters ended March 31, 2016, December 31, 2015, and March 31, 2015 was 1.54%, 1.71% and 1.68%, respectively. For the quarter ended March 31, 2016, the normalized average yield on interest earning assets was 3.00% and the average cost of interest bearing liabilities, including interest expense on interest rate swaps used to hedge cost of funds, was 1.73%, which resulted in a normalized net interest spread of 1.27%.  The normalized average yield on interest earning assets for the quarter ended March 31, 2016 decreased when compared to the quarter ended December 31, 2015 due to higher amortization expense, exclusive of the PAA, on Residential Investment Securities during the quarter ended March 31, 2016 and increased when compared to the quarter ended March 31, 2015 due to higher weighted average coupons on Residential Investment Securities, partially offset by higher weighted average premium amortization expense, exclusive of the PAA, on Residential Investment Securities. The rise in our average cost of interest bearing liabilities for the quarter ended March 31, 2016 when compared to the quarters ended December 31, 2015 and March 31, 2015 is primarily attributable to higher average rates on repurchase agreements, partially offset by a reduction in interest expense on swaps.

Asset Portfolio

Residential Investment Securities

Residential Investment Securities, which are comprised of Agency mortgage-backed securities, Agency debentures, credit risk transfer securities and Non-Agency mortgage-backed securities, totaled $67.3 billion at March 31, 2016, compared to $67.2 billion at December 31, 2015 and $70.5 billion at March 31, 2015. The Company’s Residential Investment Securities portfolio at March 31, 2016 was comprised of 93% fixed-rate assets with the remainder constituting adjustable or floating-rate investments.

The Company uses a third-party model and market information to project prepayment speeds for purposes of determining amortization of premiums and discounts on Residential Investment Securities. Changes to model assumptions, including interest rates and other market data, as well as periodic revisions to the model may cause changes to the results. The net amortization of premiums and accretion of discounts on Residential Investment Securities for the quarters ended March 31, 2016, December 31, 2015, and March 31, 2015, was $355.7 million (which included PAA cost of $168.4 million), $159.7 million (which included PAA benefit of $18.1 million), and $284.8 million (which included PAA cost of $87.9 million), respectively.  The total net premium balance on Residential Investment Securities at March 31, 2016, December 31, 2015, and March 31, 2015, was $4.7 billion, $5.0 billion, and $4.7 billion, respectively. The weighted average amortized cost basis of the Company’s non interest-only Residential Investment Securities at March 31, 2016, December 31, 2015, and March 31, 2015, was 105.0%, 105.3% and 105.1%, respectively. The weighted average amortized cost basis of the Company’s interest-only Residential Investment Securities at March 31, 2016, December 31, 2015, and March 31, 2015, was 15.6%, 16.0%, and 15.7%, respectively. The weighted average experienced CPR on our Agency mortgage-backed securities for the quarters ended March 31, 2016, December 31, 2015, and March 31, 2015, was 8.8%, 9.7% and 9.0%, respectively. The weighted average projected long-term CPR on our Agency mortgage-backed securities at March 31, 2016, December 31, 2015, and March 31, 2015, was 11.8%, 8.8% and 9.2%, respectively.

At March 31, 2016, the Company had outstanding $14.3 billion in notional balances of TBA derivative positions. Realized and unrealized gains (losses) on TBA derivatives are recorded in Net gains (losses) on trading assets in the Company’s Consolidated Statements of Comprehensive Income (Loss). The following table summarizes certain characteristics of the Company’s TBA derivatives at March 31, 2016:

TBA Purchase Contracts	Notional	Implied Cost Basis	Implied Market Value	Net Carrying Value
	(dollars in thousands)
Purchase contracts	$14,273,000	$14,847,792	$14,924,524	$76,732

During the quarter ended March 31, 2016, the Company disposed of $3.5 billion of Residential Investment Securities, resulting in a net realized loss of ($1.7) million. During the quarter ended December 31, 2015, the Company disposed of $2.7 billion of Residential Investment Securities, resulting in a net realized loss of ($7.5) million.  During the quarter ended March 31, 2015, the Company disposed of $14.9 billion of Residential Investment Securities, resulting in a net realized gain of $62.3 million.

Commercial Investments Portfolio

The Company’s commercial investments portfolio consists of commercial real estate debt and equity investments and corporate debt.  Commercial real estate debt, including preferred equity, AAA-rated commercial mortgage-backed securities, securitized loans of consolidated variable interest entities (“VIEs”) and loans held for sale totaled $5.9 billion at March 31, 2016 compared to $4.5 billion at December 31, 2015. Loans held for sale totaled $278.6 million at March 31, 2016, unchanged from December 31, 2015. Investments in commercial real estate totaled $527.8 million at March 31, 2016, down slightly from $535.9 million at December 31, 2015.  Corporate debt investments totaled $639.5 million as of March 31, 2016, up from $488.5 million at December 31, 2015. The weighted average levered return on commercial real estate debt, including loans held for sale, as of March 31, 2016, December 31, 2015, and March 31, 2015, was 7.63%, 7.67% and 9.32%, respectively. Excluding loans held for sale, the weighted average levered return on commercial real estate debt was 8.88%, 8.82% and 9.32% at March 31, 2016, December 31, 2015, and March 31, 2015, respectively. The weighted average levered returns on investments in commercial real estate equity as of March 31, 2016, December 31, 2015, and March 31, 2015, was 10.59%, 10.59% and 12.98%, respectively.

During the first quarter of 2016, the Company originated or provided additional funding on pre-existing commercial real estate debt commitments totaling $180.9 million with a weighted average coupon of 4.9%. During the first quarter of 2016, the Company received cash from its commercial real estate investments of $351.9 million from loan sales, partial pay-downs, prepayments and maturities with a weighted average coupon of 8.8%. The Company also acquired AAA-rated commercial mortgage-backed securities during the first quarter of 2016 for a gross purchase price of $76.9 million and a net equity investment for $12.9 million.

At March 31, 2016, December 31, 2015, and March 31, 2015, residential and commercial credit assets (including loans held for sale) comprised 25%, 23% and 13% of stockholders’ equity.

Capital and Funding

At March 31, 2016, total stockholders’ equity was $11.7 billion. Leverage at March 31, 2016, December 31, 2015, and March 31, 2015, was 5.3:1, 5.1:1 and 4.8:1, respectively.  For purposes of calculating the Company’s leverage ratio, debt consists of repurchase agreements, other secured financing, Convertible Senior Notes, securitized debt, participation sold and mortgages payable. Securitized debt, participation sold and mortgages payable are non-recourse to the Company.  Economic leverage, which excludes non-recourse debt and includes other forms of financing such as TBA dollar roll transactions, was 6.2:1 at March 31, 2016, compared to 6.0:1 at December 31, 2015, and 5.7:1 at March 31, 2015. At March 31, 2016, December 31, 2015, and March 31, 2015, the Company’s capital ratio, which represents the ratio of stockholders’ equity to total assets (inclusive of total market value of TBA derivatives and exclusive of consolidated VIEs associated with B Piece commercial mortgage-backed securities), was 13.2%, 13.7%, and 14.3%, respectively.  On a GAAP basis, the Company produced an annualized return (loss) on average equity for the quarters ended March 31, 2016, December 31, 2015, and March 31, 2015 of (29.47%), 22.15% and (14.41%), respectively. On a normalized core earnings basis, the Company provided an annualized return on average equity for the quarters ended March 31, 2016, December 31, 2015, and March 31, 2015, of 9.91%, 10.30%, and 10.34%, respectively.

At March 31, 2016, December 31, 2015, and March 31, 2015, the Company had a common stock book value per share of $11.61, $11.73 and $12.88, respectively.

As previously announced, the Company’s Board authorized the repurchase of up to $1 billion of its outstanding common shares through December 31, 2016. During the quarter ended March 31, 2016 the Company repurchased 11.1 million shares of its outstanding common stock for total proceeds of $102.7 million. Since the beginning of the fourth quarter 2015 to date, the Company repurchased 23.1 million shares of its outstanding common stock for total proceeds of $217.0 million, at an average purchase price per share of $9.40.

At March 31, 2016, December 31, 2015, and March 31, 2015, the Company had outstanding $54.4 billion, $56.2 billion, and $60.5 billion of repurchase agreements, with weighted average remaining maturities of 136 days, 151 days, and 149 days, and with weighted average borrowing rates of 1.87%, 1.83%, and 1.74%, after giving effect to the Company’s interest rate swaps used to hedge cost of funds, respectively. The weighted average rate on repurchase agreements during the quarters ended March 31, 2016, December 31, 2015, and March 31, 2015, was 0.95%, 0.78%, and 0.60%, respectively.

At March 31, 2016 and December 31, 2015, the Company had outstanding $3.6 billion and $1.8 billion of advances from the Federal Home Loan Bank of Des Moines, with weighted average remaining maturities of 1,735 days and 1,423 days, respectively, and with weighted average borrowing rates of 0.59%.

The following table presents the principal balance and weighted average rate of repurchase agreements and FHLB advances by maturity at March 31, 2016:

Maturity	Principal Balance	Weighted Average Rate
(dollars in thousands)
Within 30 days	$20,891,928	0.70%
30 to 59 days	4,878,678	0.82%
60 to 89 days	9,264,997	0.96%
90 to 119 days	4,270,155	0.95%
Over 120 days(1)	18,730,709	1.29%
Total	$58,036,467	0.96%

(1)	Approximately 17% of the total repurchase agreements and FHLB advances have a remaining maturity over 1 year.

The following table presents the principal balance, weighted average rate and weighted average days to maturity on outstanding debt at March 31, 2016:

		Weighted Average
	Principal Balance	Rate	Days to Maturity (3)
	(dollars in thousands)
Repurchase agreements	$54,448,141	0.99%	136
Other secured financing (1)	3,588,326	0.59%	1,735
Securitized debt of consolidated VIEs (2)	3,821,252	0.85%	2,801
Participation sold (2)	13,061	5.58%	396
Mortgages payable (2)	338,346	4.16%	3,064
Total indebtedness	$62,209,126

(1)	Represents advances from the Federal Home Loan Bank of Des Moines.
(2)	Non-recourse to the Company.
(3)	Determined based on estimated weighted-average lives of the underlying debt instruments.

Hedge Portfolio

At March 31, 2016, the Company had outstanding interest rate swaps with a net notional amount of $29.9 billion. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s Consolidated Statements of Comprehensive Income (Loss). The Company enters into interest rate swaps to mitigate the risk of rising interest rates that affect the Company’s cost of funds or its dollar roll transactions.  As of March 31, 2016, the swap portfolio had a weighted average pay rate of 2.26%, a weighted average receive rate of 0.69% and a weighted average maturity of 6.76 years. There were no forward starting swaps at March 31, 2016.

The following table summarizes certain characteristics of the Company’s interest rate swaps at March 31, 2016:

Maturity	Current Notional	Weighted Average Pay Rate	Weighted Average Receive Rate	Weighted Average Years to Maturity
(dollars in thousands)
0 - 3 years	$4,290,419	1.79%	0.47%	1.87
3 - 6 years	11,925,000	1.87%	0.73%	4.22
6 - 10 years	10,227,550	2.49%	0.76%	7.88
Greater than 10 years	3,434,400	3.54%	0.59%	18.64
Total / Weighted Average	$29,877,369	2.26%	0.69%	6.76

The Company enters into U.S. Treasury and Eurodollar futures contracts to hedge a portion of its interest rate risk. The following table summarizes outstanding futures positions as of March 31, 2016:

	Notional - Long Positions	Notional - Short Positions	Weighted Average Years to Maturity
	(dollars in thousands)
2-year swap equivalent Eurodollar contracts	$-	$(4,375,000)	2.00
U.S. Treasury futures - 5 year	-	(1,847,200)	4.42
U.S. Treasury futures - 10 year and greater	-	(655,600)	6.75
Total	$-	$(6,877,800)	3.10

At March 31, 2016, December 31, 2015, and March 31, 2015, the Company’s hedge ratio was 53%, 57% and 48%, respectively. Our hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements and TBA notional outstanding.

Dividend Declarations

Common dividends declared for each of the quarters ended March 31, 2016, December 31, 2015, and March 31, 2015 were $0.30 per common share.  The annualized dividend yield on the Company’s common stock for the quarter ended March 31, 2016, based on the March 31, 2016 closing price of $10.26, was 11.70%, compared to 12.79% for the quarter ended December 31, 2015, and 11.54% for the quarter ended March 31, 2015.

Key Metrics

The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended March 31, 2016, December 31, 2015, and March 31, 2015:

	March 31, 2016	December 31, 2015	March 31, 2015
Portfolio Related Metrics:
Fixed-rate Residential Investment Securities as a percentage of total Residential Investment Securities	93%	93%	94%
Adjustable-rate and floating-rate Residential Investment Securities as a percentage of total Residential Investment Securities	7%	7%	6%
Weighted average experienced CPR for the period	8.8%	9.7%	9.0%
Weighted average projected long-term CPR at period end	11.8%	8.8%	9.2%
Weighted average levered return on commercial real estate debt at period-end (1)	7.63%	7.67%	9.32%
Weighted average levered return on investments in commercial real estate equity at period-end	10.59%	10.59%	12.98%
Liabilities and Hedging Metrics:
Weighted average days to maturity on repurchase agreements outstanding at period-end	136	151	149
Hedge ratio (2)	53%	57%	48%
Weighted average pay rate on interest rate swaps at period-end (3)	2.26%	2.26%	2.37%
Weighted average receive rate on interest rate swaps at period-end (3)	0.69%	0.53%	0.35%
Weighted average net rate on interest rate swaps at period-end (3)	1.57%	1.73%	2.02%
Leverage at period-end (4)	5.3:1	5.1:1	4.8:1
Economic leverage at period-end (5)	6.2:1	6.0:1	5.7:1
Capital ratio at period-end	13.2%	13.7%	14.3%
Performance Related Metrics:
Book value per common share	$11.61	$11.73	$12.88
GAAP net income (loss) per common share	($0.96)	$0.69	($0.52)
Core earnings per common share	$0.11	$0.33	$0.25
Normalized core earnings per common share	$0.30	$0.31	$0.34
Annualized return (loss) on average equity	(29.47%)	22.15%	(14.41%)
Annualized core return on average equity	4.19%	10.89%	7.69%
Annualized normalized core return on average equity	9.91%	10.30%	10.34%
Net interest margin	0.79%	1.80%	1.29%
Normalized net interest margin	1.54%	1.71%	1.68%
Average yield on interest earning assets (6)	2.09%	3.15%	2.54%
Normalized average yield on interest earning assets (6)	3.00%	3.05%	2.96%
Average cost of interest bearing liabilities (7)	1.73%	1.68%	1.64%
Net interest spread	0.36%	1.47%	0.90%
Normalized net interest spread	1.27%	1.37%	1.32%

(1)
Includes loans held for sale. Excluding loans held for sale, the weighted average levered return on commercial real estate debt was 8.88%, 8.82% and 9.3% at March 31, 2016, December 31, 2015, and March 31, 2015, respectively.

(2)	Measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements and TBA notional outstanding.
(3)	Excludes forward starting swaps.
(4)
Debt consists of repurchase agreements, other secured financing, Convertible Senior Notes, securitized debt, participation sold and mortgages payable. Securitized debt, participation sold and mortgages payable are non-recourse to the Company.

(5)	Computed as the sum of recourse debt, TBA derivative notional outstanding and net forward purchases of investments divided by total equity.
(6)	Average interest earning assets reflects the average amortized cost of our investments during the period.
(7)	Includes interest expense on interest rate swaps used to hedge cost of funds.

Other Information

Annaly’s principal business objectives are to generate net income for distribution to its shareholders from its investments and capital preservation. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). Annaly is managed and advised by Annaly Management Company LLC.

The Company prepares a supplement to provide additional quarterly information for the benefit of its shareholders. The supplement can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call

The Company will hold the first quarter 2016 earnings conference call on May 5, 2016 at 10:00 a.m. Eastern Time.  The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls.  The conference passcode is 5990784.  There will also be an audio webcast of the call on www.annaly.com.  The replay of the call is available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10084548. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Email Alerts and complete the email notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial business; our ability to grow our residential mortgage credit business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; our ability to consummate any contemplated investment opportunities; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to consummate the proposed Hatteras Acquisition on a timely basis or at all, and potential business disruption following the Hatteras Acquisition. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015(1)	2015	2015	2015
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$2,416,136	$1,769,258	$2,237,423	$1,785,158	$1,920,326
Investments, at fair value:
Agency mortgage-backed securities	65,439,824	65,718,224	65,806,640	67,605,287	69,388,001
Agency debentures	157,035	152,038	413,115	429,845	995,408
Credit risk transfer securities	501,167	456,510	330,727	214,130	108,337
Non-Agency mortgage-backed securities	1,157,507	906,722	490,037	-	-
Commercial real estate debt investments (2)	4,401,725	2,911,828	2,881,659	2,812,824	1,515,903
Investment in affiliate	-	-	-	123,343	141,246
Commercial real estate debt and preferred equity, held for investment (3)	1,177,468	1,348,817	1,316,595	1,332,955	1,498,406
Loans held for sale	278,600	278,600	476,550	-	-
Investments in commercial real estate	527,786	535,946	301,447	216,800	207,209
Corporate debt	639,481	488,508	424,974	311,640	227,830
Reverse repurchase agreements	-	-	-	-	100,000
Interest rate swaps, at fair value	93,312	19,642	39,295	30,259	25,908
Other derivatives, at fair value	77,449	22,066	87,516	38,074	113,503
Receivable for investments sold	2,220	121,625	127,571	247,361	2,009,937
Accrued interest and dividends receivable	232,180	231,336	228,169	234,006	247,801
Receivable for investment advisory income	-	-	3,992	10,589	10,268
Other assets	234,407	119,422	67,738	48,229	34,430
Goodwill	71,815	71,815	71,815	71,815	94,781
Intangible assets, net	35,853	38,536	33,424	33,365	36,383
Total assets	$77,443,965	$75,190,893	$75,338,687	$75,545,680	$78,675,677
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$54,448,141	$56,230,860	$56,449,364	$57,459,552	$60,477,378
Other secured financing	3,588,326	1,845,048	359,970	203,200	90,000
Convertible Senior Notes	-	-	-	-	749,512
Securitized debt of consolidated VIEs (4)	3,802,682	2,540,711	2,553,398	2,610,974	1,491,829
Participation sold	13,182	13,286	13,389	13,490	13,589
Mortgages payable	334,765	334,707	166,697	146,359	146,470
Interest rate swaps, at fair value	2,782,961	1,677,571	2,160,350	1,328,729	2,025,170
Other derivatives, at fair value	69,171	49,963	113,626	40,539	61,778
Dividends payable	277,456	280,779	284,348	284,331	284,310
Payable for investments purchased	250,612	107,115	744,378	673,933	5,205
Accrued interest payable	163,983	151,843	145,554	131,629	155,072
Accounts payable and other liabilities	54,679	53,088	63,280	58,139	50,774
Total liabilities	65,785,958	63,284,971	63,054,354	62,950,875	65,551,087
Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred Stock12,650,000 authorized, 12,000,000 issued and outstanding	290,514	290,514	290,514	290,514	290,514
7.50% Series D Cumulative Redeemable Preferred Stock:18,400,000 authorized, issued and outstanding	445,457	445,457	445,457	445,457	445,457
Common stock, par value $0.01 per share, 1,956,937,500 authorized, 924,853,133, 935,929,561, 947,826,176, 947,768,496, and 947,698,431 issued and outstanding, respectively	9,249	9,359	9,478	9,478	9,477
Additional paid-in capital	14,573,760	14,675,768	14,789,320	14,788,677	14,787,117
Accumulated other comprehensive income (loss)	640,366	(377,596)	262,855	(354,965)	773,999
Accumulated deficit	(4,487,982)	(3,324,616)	(3,695,884)	(2,766,250)	(3,364,147)
Total stockholders’ equity	11,648,452	11,895,974	12,278,828	12,589,999	13,119,505
Noncontrolling interest	9,555	9,948	5,505	4,806	5,085
Total equity	11,658,007	11,905,922	12,284,333	12,594,805	13,124,590
Total liabilities and equity	$77,443,965	$75,190,893	$75,338,687	$75,545,680	$78,675,677

(1)	Derived from the audited consolidated financial statements at December 31, 2015.
(2)
Includes senior securitized commercial mortgage loans of consolidated VIEs with a carrying value of $4.0 billion, $2.6 billion, $2.6 billion, $2.6 billion and $1.4 billion at March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015, respectively.

(3)
Includes senior securitized commercial mortgage loans of consolidated VIE with a carrying value of $211.9 million, $262.7 million, $314.9 million, $361.2 million and $361.2 million, at March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015, respectively.

(4)
Includes securitized debt of consolidated VIEs carried at fair value of $3.7 billion, $2.4 billion, $2.4 billion, $2.4 billion and $1.3 billion at March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015, respectively.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(dollars in thousands, except per share data)

	For the quarters ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Net interest income:
Interest income	$388,143	$576,580	$450,726	$624,277	$519,114
Interest expense	147,447	118,807	110,297	113,072	129,420
Net interest income	240,696	457,773	340,429	511,205	389,694
Realized and unrealized gains (losses):
Realized gains (losses) on interest rate swaps(1)	(147,475)	(159,487)	(162,304)	(144,465)	(158,239)
Realized gains (losses) on termination of interest rate swaps	-	-	-	-	(226,462)
Unrealized gains (losses) on interest rate swaps	(1,031,720)	463,126	(822,585)	700,792	(466,202)
Subtotal	(1,179,195)	303,639	(984,889)	556,327	(850,903)
Net gains (losses) on disposal of investments	(1,675)	(7,259)	(7,943)	3,833	62,356
Net gains (losses) on trading assets	125,189	42,584	108,175	(114,230)	(6,906)
Net unrealized gains (losses) on financial instruments measured at fair value through earnings	128	(62,703)	(24,501)	17,581	(33,546)
Impairment of goodwill	-	-	-	(22,966)	-
Subtotal	123,642	(27,378)	75,731	(115,782)	21,904
Total realized and unrealized gains (losses)	(1,055,553)	276,261	(909,158)	440,545	(828,999)
Other income (loss):
Investment advisory income	-	-	3,780	10,604	10,464
Dividend income from affiliate	-	-	-	4,318	4,318
Other income (loss)	(6,115)	(10,447)	(13,455)	(22,275)	(1,024)
Total other income (loss)	(6,115)	(10,447)	(9,675)	(7,353)	13,758
General and administrative expenses:
Compensation and management fee	36,997	37,193	37,450	37,014	38,629
Other general and administrative expenses	10,948	10,643	12,007	14,995	12,309
Total general and administrative expenses	47,945	47,836	49,457	52,009	50,938
Income (loss) before income taxes	(868,917)	675,751	(627,861)	892,388	(476,485)
Income taxes	(837)	6,085	(370)	(7,683)	14
Net income (loss)	(868,080)	669,666	(627,491)	900,071	(476,499)
Net income (loss) attributable to noncontrolling interest	(162)	(373)	(197)	(149)	(90)
Net income (loss) attributable to Annaly	(867,918)	670,039	(627,294)	900,220	(476,409)
Dividends on preferred stock	17,992	17,992	17,992	17,992	17,992
Net income (loss) available (related) to common stockholders	$(885,910)	$652,047	$(645,286)	$882,228	$(494,401)
Net income (loss) per share available (related) to common stockholders:
Basic	$(0.96)	$0.69	$(0.68)	$0.93	$(0.52)
Diluted	$(0.96)	$0.69	$(0.68)	$0.93	$(0.52)
Weighted average number of common shares outstanding:
Basic	926,813,588	945,072,058	947,795,500	947,731,493	947,669,831
Diluted	926,813,588	945,326,098	947,795,500	947,929,762	947,669,831
Net income (loss)	$(868,080)	$669,666	$(627,491)	$900,071	$(476,499)
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	1,017,707	(648,106)	609,725	(1,125,043)	631,472
Reclassification adjustment for net (gains) losses included in net income (loss)	255	7,655	8,095	(3,921)	(62,356)
Other comprehensive income (loss)	1,017,962	(640,451)	617,820	(1,128,964)	569,116
Comprehensive income (loss)	149,882	29,215	(9,671)	(228,893)	92,617
Comprehensive income (loss) attributable to noncontrolling interest	(162)	(373)	(197)	(149)	(90)
Comprehensive income (loss) attributable to Annaly	$150,044	$29,588	$(9,474)	$(228,744)	$92,707

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income (Loss).

Non-GAAP Financial Measures

The following tables present a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures for the quarters ended March 31, 2016, December 31, 2015, and March 31, 2015:

	For the quarters ended
	March 31, 2016	December 31, 2015	March 31, 2015
Normalized Interest Income Reconciliation	(dollars in thousands)
Total interest income	$388,143	$576,580	$519,114
Premium amortization adjustment	168,408	(18,072)	87,883
Normalized interest income	$556,551	$558,508	$606,997
Economic Interest Expense Reconciliation
GAAP interest expense	$147,447	$118,807	$129,420
Add:
Interest expense on interest rate swaps used to hedge cost of funds	123,124	135,267	157,332
Economic interest expense	$270,571	$254,074	$286,752
Normalized Economic Net Interest Income Reconciliation
Normalized interest income	$556,551	$558,508	$606,997
Less:
Economic interest expense	270,571	254,074	286,752
Normalized economic net interest income	$285,980	$304,434	$320,245
Normalized Economic Net Interest Income
Normalized interest income	$556,551	$558,508	$606,997
Average interest earning assets	$74,171,943	$73,178,965	$81,896,255
Normalized average yield on interest earning assets	3.00%	3.05%	2.96%
Economic interest expense	$270,571	$254,074	$286,752
Average interet bearing liabilities	$62,379,695	$60,516,996	$70,137,382
Average cost of interest bearing liabilities	1.73%	1.68%	1.64%
Normalized net interest spread	1.27%	1.37%	1.32%
Normalized net interest margin	1.54%	1.71%	1.68%